EXHIBIT 99.1


                Global Payment Technologies Announces
                  Fiscal 2007 Second-Quarter Results


    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--May 18, 2007--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) ("GPT"), a United States-based designer, manufacturer and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide, today announced its fiscal 2007 second-quarter results.



                   Summary of Financial Highlights
           (Dollar amounts in 000s, except per share data)
----------------------------------------------------------------------
             Three Months Ended 3/31        Six Months Ended 3/31
----------------------------------------------------------------------
           2007     2006      Change     2007     2006       Change
----------------------------------------------------------------------
Net Sales  $2,802  $4,027       (30.4%)  $6,766   $7,932       (14.7%)
----------------------------------------------------------------------
Net                        Greater than                   Greater than
 (Loss)   ($1,200)  ($543)     100%     ($2,449) ($1,333)     100%
----------------------------------------------------------------------
Net
 (Loss)
 Per
 Share
----------------------------------------------------------------------
  Basic    ($0.19) ($0.09)      ($0.10)  ($0.39)  ($0.21)      ($0.18)
----------------------------------------------------------------------
  Diluted  ($0.19) ($0.09)      ($0.10)  ($0.39)  ($0.21)      ($0.18)
----------------------------------------------------------------------


    Net Sales

    Net sales decreased by 30.4%, or $1,225,000, to $2,802,000 in the three months ended March 31, 2007 as compared with $4,027,000 in the comparative prior-year period. This sales decrease was primarily due to $810,000 decreased sales to the beverage and vending market. Last year's sales included special incentives to customers in order to reduce inventory levels in the Company's Aurora product. Beverage and vending sales for the three months ended March 31, 2007 were $405,000, or 14.4% of sales, as compared with $1,214,000, or 30.1% of sales, in the prior year period. Gaming sales for the three months ended March 31, 2007 were $2,397,000, or 85.5% of sales, as compared with $2,813,000, or 69.9% of sales, in the prior year period.

    Net sales decreased by 14.7%, or $1,166,000, to $6,766,000 in the six months ended March 31, 2007 as compared with $7,932,000 in the comparative prior-year period. This sales decrease was primarily due to $930,000 decreased sales to the beverage and vending market. Beverage and vending sales for the first half of fiscal 2007 were $1,057,000, or 15.6% of sales, as compared with $1,987,000, or 25.1 %
of sales, in the prior year period. Gaming sales for the first half of fiscal 2007 were $5,709,000, or 84.4% of sales, as compared with $5,945,000, or 74.9% of sales, in the prior year period.

    Gross Profit

    Gross profit increased to $757,000, or 27.1% of net sales, in the three months ended March 31, 2007 as compared with $628,000, or 15.6% of net sales, in the comparative prior-year period. The increase in gross profit was primarily the result of lower margins in the prior year period as a result of sales incentives granted to reduce Aurora inventory levels.

    Gross profit increased to $1,469,000, or 21.7% of net sales, in the six months ended March 31, 2007 as compared with $1,313,000, or 16.6% of net sales, in the comparative prior-year period. The increase in gross profit was primarily the result of lower margins in the prior year period as a result of sales incentives granted to reduce Aurora inventory levels.

    Operating Expenses

    Operating expenses increased to $1,939,000, or 69.2% of net sales, in the three months ended March 31, 2007 as compared with $1,875,000, or 46.6% of net sales, in the comparative prior-year period. This increase of $64,000 is primarily the result of $200,000 of expenses resulting from the development and testing of the Company's new products - Falcon and Eagle - partially offset by lower payroll, commissions and travel. The Company charged $58,000 to operations during the three months ended March 31, 2007 as compared to $22,000 in the prior year period representing the fair value of stock options granted to employees, officers and directors.

    Operating expenses increased to $3,889,000, or 57.5% of net sales, in the six months ended March 31, 2007 as compared with $3,580,000, or 45.1% of net sales, in the comparative prior-year period. This increase of $309,000 is primarily the result of $490,000 of expenses resulting from the development and testing of the Company's new products - Falcon and Eagle - partially offset by lower payroll, commissions and travel. The Company charged $115,000 to operations during the six months ended March 31, 2007 as compared to $34,000 in the prior year period representing the fair value of stock options granted to employees, officers and directors.

    Other (Expense) Income

    During fiscal 2006, the Company sold its interests in its affiliated customers. Prior to such dispositions, the Company recognized revenue upon shipment and passage of title to its affiliated customers, but deferred its proportionate share of the related gross profit on product sales until sales were made by the affiliated customers to third-party end users (customers). Included in the results of operations for the three months ended March 31, 2006 were the Company's share of net profits of these affiliates of $694,000, which included $70,000 of the Company's proportionate share of the related gross profit on product sales to its affiliates which had been sold by the affiliates to third party end users. Excluding this intercompany gross profit adjustment, the Company's share of net income of these unconsolidated affiliates was $624,000. The Company's share of net income for the three months ended March 31, 2006 included a gain by the Company's eCash affiliate resulting from the sale of its automatic teller machine rental business, net of Australian income taxes, for approximately $1,775,000, of which the Company's share was approximately $621,000.

    Interest expense increased to $16,000 for the three months ended March 31, 2007 as compared to interest income of $6,000 in the comparable prior-year period which reflected the costs of borrowing under the LOC.

    Included in the results of operations for the six months ended March 31, 2006 were the Company's share of net profits of these affiliates of $917,000, which included $235,000 of the Company's proportionate share of the related gross profit on product sales to its affiliates which had been sold by the affiliates to third party end users. Excluding this intercompany gross profit adjustment, the Company's share of net income of these unconsolidated affiliates was $682,000. The Company's share of net income for the six months ended March 31, 2006 included a gain by the Company's eCash affiliate resulting from the sale of its automatic teller machine rental business, net of Australian income taxes, of approximately $1,775,000, of which the Company's share was approximately $621,000.

    Interest expense increased to $25,000 for the six months ended March 31, 2007 as compared to interest income of $15,000 in the comparable prior-year period which reflected the costs of borrowing under the LOC.

    Income Taxes

    With respect to the provision for income taxes for the three months ended March 31, 2007, the effective rate was 0.2% as compared with 0.7% in the prior-year period. The Company provided a full valuation allowance against its deferred income tax assets in the fourth quarter of fiscal 2003 and continues to provide a full valuation allowance at March 31, 2007. The valuation allowance is subject to adjustment based upon the Company's ongoing assessment of its future taxable income and may be wholly or partially reversed in the future.

    With respect to the provision for income taxes for the six months ended March 31, 2007, the effective rate was a provision of 0.2% as compared with a provision of 0.1% in the prior-year period.

    Net (Loss)

    Net loss for the quarter ended March 31, 2007 was ($1,200,000), or ($0.19) per share, as compared with ($543,000), or ($0.09) per share, in the comparative prior-year period.

    Net (loss) for the six months ended March 31, 2007 was ($2,449,000), or ($0.39) per share, as compared with $(1,333,000), or
($0.21) per share, in the comparative prior-year period.

    William McMahon, GPT Vice-President and CFO, stated, "As we have stated before, the Company's current product lines provide effective and reliable note acceptance systems, but are not sufficient to provide future growth opportunities. GPT must have the latest technology in a product suite it offers to the casino markets, both in the US and globally, as well as products for the vending and kiosk markets. That is why we have continued to invest in our research and development in order to launch new products such as our Falcon bill validator; as well as the new optical sensor range of validators planned for later this year. To support our product launches, we increased our research and development costs to in excess of $490,000 in the six months ended March 31, 2007.

    We have added inventory to support the product launch of our Falcon validator and we have needed working capital to fund our investment spending for research and development. As a result we have borrowed approximately $1,400,000 on our line of credit. On February 8, 2007 Laurus Master Fund, which provides our line of credit, agreed to a 60 day extension until May 16, 2007 for a fee of $25,000 and on May 16, 2007 agreed to a further extension until May 22, 2007. We are in the process of negotiating a further extension of the line, however, there is no assurance than an extension will be granted, and, if granted, that it will be on terms that are acceptable to us. We have had continuing discussions with various financial institutions to replace this line and we believe, but have no assurance, that we will be able to do so. We will need to obtain additional capital in order to continue to fund our development costs and the capital expenses required for tooling our new products. If we cannot replace our line of credit with Laurus, we may be required to repay all amounts due to them. Under those circumstances, we would have to stop our research and development activities, significantly curtail operations and reduce costs and expenses, which would have an adverse impact on our liquidity and operations and may indicate that we may be unable to continue as a going concern."

    Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gptx.com.

    Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: Statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources; dependence on a limited base of customers for a significant portion of sales; GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; possible risks of product inventory obsolescence; regulatory approval; potential manufacturing difficulties; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.



                  GLOBAL PAYMENT TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                                (000s)

                                                unaudited
                                                3/31/2007   9/30/2006
                                               ----------- -----------
           ASSETS
           ------

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                    $    1,724  $    2,270
  CASH HELD IN ESCROW                                 280         280
  ACCOUNTS RECEIVABLE, NET                          1,299       2,065
  INVENTORY                                         4,985       5,040
  PREPAID EXPENSES AND OTHER CURRENT ASSETS           209         218
                                               ----------- -----------

     TOTAL CURRENT ASSETS                           8,497       9,873

INVESTMENTS IN UNCONSOLIDATED AFFILIATES
PROPERTY AND EQUIPMENT, NET                           950       1,249
CAPITALIZED SOFTWARE COSTS, NET                       325         561
                                               ----------- -----------

     TOTAL ASSETS                              $    9,772  $   11,683
                                               =========== ===========


           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------

CURRENT
 LIABILITIES:
  BORROWING UNDER DEBT FACILITY                $      463  $        -
  CURRENT PORTION OF LONG-TERM DEBT                    62          60
  ACCOUNTS PAYABLE                                  1,628       1,497
  ACCRUED EXPENSES AND OTHER CURRENT
   LIABILITIES                                      1,148       1,249
                                               ----------- -----------

     TOTAL CURRENT LIABILITIES                      3,301       2,806

  LONG-TERM DEBT                                        8          40

                                               ----------- -----------
      TOTAL LIABILITIES                             3,309       2,846
                                               ----------- -----------

SHAREHOLDERS' EQUITY:
 COMMON STOCK                                          65          65
 ADDITIONAL PAID-IN CAPITAL                        13,724      13,609
 RETAINED (DEFICIT) EARNINGS                       (5,882)     (3,433)
 ACCUMULATED OTHER COMPREHENSIVE INCOME                55          95
                                               ----------- -----------
                                                    7,962      10,336
LESS: TREASURY STOCK                               (1,499)     (1,499)
                                               ----------- -----------

TOTAL SHAREHOLDERS' EQUITY                          6,463       8,837
                                               ----------- -----------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY$    9,772  $   11,683
                                               =========== ===========




                  GLOBAL PAYMENT TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN OOOs EXCEPT SHARE AND PER SHARE DATA)

                                (unaudited)           (unaudited)
                           --------------------- ---------------------
                            THREE MONTHS ENDED     SIX MONTHS ENDED
                                 MARCH 31,             MARCH 31,


                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------


NET SALES                     $2,802     $4,027     $6,766     $7,932

GROSS PROFIT                     757        628      1,469      1,313

OPERATING EXPENSES             1,939      1,875      3,889      3,580

                           --------------------- ---------------------
(LOSS) INCOME FROM
 OPERATIONS                   (1,182)    (1,247)    (2,420)    (2,267)
                           --------------------- ---------------------

OTHER INCOME (EXPENSE):
 EQUITY IN INCOME (LOSS) OF
  UNCONSOLIDATED AFFILIATES
  (1) (2)                          -        694          -        917
 INTEREST INCOME (EXPENSE),
  NET                            (16)         6        (25)        15
                           --------------------- ---------------------
TOTAL OTHER (EXPENSE)
 INCOME                          (16)       700        (25)       932
                           --------------------- ---------------------

(LOSS) INCOME BEFORE
 PROVISION FOR INCOME TAXES   (1,198)      (547)    (2,445)    (1,335)

PROVISION FOR INCOME TAXES         2         (4)         4         (2)
                           --------------------- ---------------------

NET (LOSS) INCOME            ($1,200)     ($543)    (2,449)    (1,333)
                           ===================== =====================

PER SHARE INFORMATION:
   BASIC                      ($0.19)    ($0.09)    ($0.39)    ($0.21)
                           ===================== =====================
   DILUTED (3)                ($0.19)    ($0.09)    ($0.39)    ($0.21)
                           ===================== =====================

COMMON SHARES USED IN
 COMPUTING
PER SHARE AMOUNTS:
   BASIC                   6,218,201  6,218,201  6,218,201  6,218,201
                           ===================== =====================
   DILUTED (3)             6,218,201  6,218,201  6,218,201  6,218,201
                           ===================== =====================

(1) FOR THE THREE MONTHS ENDED MARCH 31, 2006 , INCLUDES $70,000 WHICH REPRESENTS THE RECOGNITION OF GPT'S SHARE OF THE GROSS PROFIT ON INTERCOMPANY SALES THAT HAVE BEEN RECOGNIZED BY GPT'S AFFILIATES. FOR THE SIX MONTHS ENDED MARCH 31, 2006 INCLUDES $235,000, RELATED TO THE ABOVE MENTIONED RECOGNIZED GROSS PROFIT.

(2) EXCLUSIVE OF FOOTNOTE (1), EQUITY IN INCOME OF UNCONSOLIDATED
 AFFILIATES WAS $624,000 FOR THE THREE MONTHS ENDED MARCH 31, 2006, AND FOR THE SIX MONTHS ENDED MARCH 31, 2006 WAS $682,000.

(3) FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND THE SIX MONTHS ENDED MARCH 31, 2007AND 2006, THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL DILUTIVE SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.



    CONTACT: PR Financial Marketing
             Jim Blackman, 713-256-0369
             jimblackman@prfinancialmarketing.com
             or
             Global Payment Technologies, Inc.
             William McMahon, 631-231-1177 ext. 273
             VP-Chief Financial Officer